Exhibit 10.1

Lease Contract for Office Building of Corporate Avenue

(Contract No.: 126-L-KW-2021099)

Date: This Contract is entered into on November 4, 2021.

Parties to this Contract:

Lessor: Shanghai Xingqiao Real Estate Co., Ltd. (hereinafter referred to as the “Lessor”)

Lessee: Shanghai LianBio Development Co., Ltd. (hereinafter referred to as the “Lessee”)

The registered addresses of the Lessor and the Lessee are set forth in Appendix 1.

In accordance with the relevant national laws and regulations and on the basis of equity, willingness, fairness and good faith, the Lessor and the Lessee have entered into this Contract by mutual agreement regarding the leasing by the Lessor of its legally owned premises to the Lessee and the use by the Lessee of the Lessor’s premises. The Parties hereby agree as follow:

Chapter I Premises and Other Use Rights

Premises and Reserved Rights

1.1

The Lessor agrees to lease to the Lessee the units (hereinafter referred to as the “Premises”) located in the building described in Appendix 2 (hereinafter referred to as the “Building”) for the period specified in Appendix 4 (hereinafter referred to as the “Lease Term”) and the Lessee agrees to lease the Premises. The Lessee may also, when necessary, use the entrance, stairway and toilet of the Building during service hours, together with the Lessor and other persons with the same rights. The Lessee may also use any elevator, escalator and central air-conditioning provided on the Premises together with the aforesaid users, provided that the Lessor or the management company of the Building (hereinafter referred to as the “Management Company”) has the right to restrict the scope of such use. The Lessor and all persons authorized by the Lessor or persons who are otherwise entitled to the relevant rights hereby reserve the following rights:

(i)

To enter the Premises at any time to inspect, repair or maintain any ditches, water apparatuses, water pipes, pipelines, wires, cables, transmission pipelines, subject to a prior written notice to the Lessee.

(ii)

After giving a prior notice to the Lessee, to enter the Premises at any reasonable time, whether accompanied by craftsmen or with tools, to inspect the repair condition or use of the Premises or the progress of any works in the Premises, and to count the installations and accessories in the Premises, and to carry out any necessary repair, maintenance, alteration or other works. In the event of an emergency, to forcibly enter the Premises without giving any notice, provided that the Lessor shall take reasonable measures to reduce the loss or damage caused by such forced entry.

(iii)

To have exclusive rights to install and add heating pipes, pipes, water pipes, smoke windows, antennas and other radio visual cables and receivers, machines and other apparatuses, signs, signboards, posters and other advertising items (whether or not equipped with lighting decorations) in any part of the Building. The Lessor shall have the right to repair, maintain, restore, move or change such installations or additions at the time as it deems fit.

(iv)

To have exclusive and unrestricted rights and freedom to renew, refurbish, increase, reduce, alter or dispose of any part of the Building (other than the Premises); and to have the right to vary, rearrange or temporarily close any common area of the Building as well as the equipment and facilities provided for the Building. However, in exercising such rights, the Lessor shall minimize disruption to and inconvenience caused to the Lessee, provided that no indemnity or compensation shall be paid by the Lessor to the Lessee for any impact or damage suffered by the Lessee as a result thereof.

(v)	To have the right to enter the Building in order to exercise the rights reserved in Chapter I.

(vi)

To have exclusive and unrestricted rights to name and rename the Building at any time and to have the right to change, alter, replace or abandon such name at any time. The Lessor must notify the Lessee of such intention in advance.

(vii)

To have the right to hold or permit to be held, organize any ceremony, exhibition or display of goods in any common area of the Building at such time, under such conditions and for such period as the Lessor deems fit.

(viii)	To have the right to display the exterior wall of the Building.

Floor Plan, Decoration

1.2	The floor plan of the Premises is set forth in Appendix 3 (only for ease of identification). The specific leased portion is marked by black slashes for ease of identification.

1.3

The status of the decoration and facilities provided by the Lessor for the Premises is set forth in Appendix 6 to this Contract. The Parties shall sign a confirmation document upon delivery of the Premises. The Parties agree that Appendix 6 and the foregoing confirmation document shall be the basis for the acceptance of the Premises when the Lessee returns the Premises to the Lessor upon termination of this Contract (including early termination).

Chapter II Rent and Other Expenses

2.1

During the Lease Term, the Lessee must pay to the Lessor the rent (hereinafter referred to as “Rent”) and the management fee (hereinafter referred to as “Management Fee”) as set forth in Appendix 5. The Lessee shall pay in advance the Rent and Management Fee for each calendar month during the Lease Term in accordance with the provisions of Appendix 5. The initial and last month’s Rent and Management Fee are calculated and paid on the basis of the number of days of the Lease Term included in that month. The Lessee shall, when this Contract is executed, prepay one month’s Rent and one month’s Management Fee and the corresponding VTA. The Lessee shall not, for any reason, deduct from the Rent, Management Fee, security deposit and other fees which it must prepay to the Lessor.

2.2

The Lessor shall have the right to adjust the Management Fee on an annual basis during the term of this Contract and to calculate the corresponding VAT on the basis of the adjusted Management Fee, provided that the Lessor shall give one month’s prior written notice to the Lessee. Such fees will be adjusted from the specified commencement date at the amount shown in the Lessor’s notice. The Lessee shall pay the Management Fee at the adjusted amount. The adjusted fee shall be calculated according to the floor area of the Premises and within the fee adjustment range applicable to other users of the office premises in the Building.

2.3

The Lessee must pay and settle the fees for public utilities such as fees for water, electricity, gas, telecommunication and telephone and fees for temporary water and electricity as shown on the separate meters of the Lessee as well as the fees for the use of the facilities in the Premises. The Lessee shall, on a regular basis, pay to the public utility unit of the government or the Lessor (or the Management Company), the public utility fees for the Premises according to the amount payable shown in the payment notice issued by the public utility unit of the government or the Lessor (or the Management Company) at the price specified in the Tenant Renovation Manual/Tenant Manual. The Lessor (or the Management Company) shall have the right to adjust and recalculate such fees in accordance with the national tax rate or fee rate, and the Lessee shall pay the adjusted utility fee and the corresponding VAT as notified by the Lessor or the Management Company. Any penalty incurred by the Lessee for its delay in paying public utility fees, such as fees for water, electricity, gas, telecommunication and telephone, shall be borne by the Lessee alone. If the Lessor has paid deposit to the relevant facilities authority, the Lessee shall, as required by the Lessor, promptly reimburse the Lessor for the deposit already paid by the Lessor in relation to the supply of water, electricity, gas, telecommunications and telephone.

2.4	The Lessee shall pay to the Lessor or Management Company the cost of replacing any damaged light bulbs or tubes in the Premises that are replaced by the Lessor or Management Company.

2.5

The floor area of the Premises is set forth in Appendix 5. The “floor area” referred to in this Contract means the “actual measured floor area”. The Lessor and the Lessee hereby irrevocably and expressly state that, for the avoidance of future disputes, if the floor area of the Premises is inconsistent with the leased area measured by any person, organization or authority or the area measured by using other algorithms, the Parties agree not to make any adjustment to the Rent for the Premises or any other fee calculated based on the floor area of the Premises.

2.6	The Lessor shall pay to the relevant governmental authorities all taxes and fees payable by the Lessor in respect of the lease of the Premises in accordance with laws and regulations.

2.7

The Lessee must pay and settle all taxes and any fees which are or will be imposed on the users of the Premises or any part thereof by the PRC governmental authorities or other functional departments well as all taxes and any fees incurred in connection with the business operations on the Premises. The Lessee shall, upon the request of the Lessor, reimburse the Lessor for any payable or imposed fees which have been advanced by the Lessor.

2.8	During the Lease Term, without prejudice to the other rights or remedies of the Lessor, the Lessee must pay to the Lessor an amount calculated as follows:

(i)

If the amount of the Rent, Management Fee, other fees and any payables (whether claimed or not) owed by the Lessee to the Lessor is seven days overdue, liquidated damages in an amount equal to 0.1% of the overdue payment per day from the due and payable date of such overdue payment to the date on which all such amount is received by the Lessor.

(ii)

If the debt of the Lessee under this Contract has been paid by the Lessor on behalf of the Lessee, liquidated damages in an amount equal to 0.1% of the overdue payment per day from the due and payable date of such overdue payment to the date when such amount is received by Lessor.

2.9

The Rent and Management Fee of the Premises, car parking space fee (if any) and other fees agreed in this Contract are exclusive of the VAT, and the Lessee shall separately pay the VAT. During the Lease Term, if the VAT rate or tax rate of the place where the Premises are located is adjusted, which would increase the taxes imposed on the Lessor, the Lessee agrees to bear all the VAT of the Lessor increased as a result thereof. The Lessee shall pay such increased VAT within the period specified in this Contract, otherwise the Lessor shall have the right to hold the Lessee liable for breach of contract as if the Lessee had failed to pay the Rent as agreed.

Chapter III Responsibilities of the Lessee

The Lessee hereby undertakes to the Lessor as follows:

Licenses and Permits

3.1

The Lessee undertakes to apply for and obtain from the relevant governmental authorities, at its own expense, any license, approval or permit necessary for its business prior to the commencement and operation of its business in the Premises. The Lessee must ensure that such license, approval or permit is in full force and effect during the Lease Term and that the Lessee shall comply in all respects with the requirements of such license, approval or permit.

In-room Maintenance and Cleaning

3.2.1

The Lessee must maintain all interior fittings, facilities, equipment and all additions inside the Premises (whether or not belonging to the Lessor or the Lessee) in good and clean condition during the Lease Term, including but without limitation to, the floors, plaster, decorations, walls, ceilings, doors, windows, window frames, electrical installations and wires, lighting facilities, fire alarms and fire-fighting items, all cable ducts, water pipes, and the toilets, sanitary fittings, water supply and drainage equipment (if any) installed in the Premises (or other areas reserved for the Lessee). The Lessee shall, from time to time during the Lease Term and at its own expense, carry out any appropriate repair, maintenance, painting and refurbishment of all decorations, facilities, equipment and all additions inside the Premises (whether or not belonging to the Lessor or the Lessee).

3.2.2

The Lessee must keep the Premises and any part of it in a clean and hygienic condition at all times, and the Lessee shall, at its own expense, appoint a qualified company which has been confirmed in writing by the Lessor as the cleaning contractor for the Premises; the Lessee shall, according to requirements of the rules and regulations duly formulated and amended by the Lessor or the Management Company, be responsible for disposing of all waste and garbage and for dumping such waste and garbage at the place specified by the Lessor or the Management Company from time to time; the Lessee shall not bring, keep or allow others to bring or keep any item into the Premises which is considered by the Lessor to be unclean, inelegant or harmful to the Premises.

Use and Maintenance of Electrical Equipment

3.3.1

If any of the electrical equipment, electrical wires or pipelines of the Premises constitute a hazard or an unsafe condition, or upon the request of the Lessor or the relevant public utility unit, the Lessee shall, at its own expense, engage a qualified company which has been confirmed in writing by the Lessor to install, repair, alter the works; the Lessee shall also permit the Lessor or its agent to enter the Premises at any reasonable time after giving a prior notice to test the wires or pipelines. The Lessee shall fully compensate for all expenses, losses, claims, demands, actions arising from the breakdown or out-of-repair condition (provided that such breakdown or out-of-repair condition is attributable to the Lessee) of any electrical equipment, electrical appliances, wires, pipelines, water devices and apparatuses (if any) inside the Premises.

3.3.2	Without the prior written consent of the Lessor or the Management Company, the Lessee shall not install, alter or add electricity wires, electrical equipment and pipelines.

3.3.3

The Lessee shall comply with all rules and regulations relating to the supply of electricity promulgated by the local power authority and by the Lessor or the Management Company, and shall not overload the cables, wires or other apparatuses in the Premises.

3.3.4

The installation of any telephone lines, communication lines or data lines outside the Premises must be carried out in accordance with the instructions of the Lessor and the Management Company and the requirements of the relevant government departments of Shanghai Municipality.

Notice on Repair and Damage

3.4.1

Upon receipt of a reasonable notice on repair or works delivered by the Lessor or its authorized representative, the Lessee must proceed and complete such repair or works as required by the notice as soon as reasonably practicable. If such maintenance works will affect the structure, common area, public facilities of the Building and adjacent tenants in the Building, the proposal of such maintenance works shall be approved in advance by the Lessor or the Management Company. If, within two weeks of receiving such notice, the Lessee fails to make diligent efforts to carry out such repair or works, the Lessor shall have the right to forcibly enter the Premises for such repair or works after giving a notice to the Lessee. The Lessee shall be liable to the Lessor for all costs incurred as a result thereof and the Lessee shall promptly compensate the Lessor of such costs at the request of the Lessor.

3.4.2

In the event of any damage or harm to the Premises or to any person in the Premises, or upon occurrence of any fire or accident in the Premises or of any failure, damage, burst or defect to or in any water pipelines, electrical wires, installations, attachments or other facilities, the Lessee shall immediately notify the Lessor and the Management Company, in both oral and written forms. At the same time, the Lessee shall take necessary measures in a timely manner to mitigate the losses and carry out the repair works within a reasonable time.

Indemnification

3.5.1

The Lessee shall fully indemnify the Lessor against any damages to the Building, the Premises and the facilities and equipment in the Building and the Premises (including any installations, equipment, wires and pipelines in the Premises to be maintained and repaired by the Lessee), or against any property loss or personal injury to other tenants in the Building, third parties or any person in the Premises, which arise from fire, smoke leakage and water spill due to Lessee’s fault, negligence or omission or natural wear and tear of the facilities in the Premises. At the same time, the Lessee shall indemnify the Lessor against all costs and expenses (including reasonable attorney’ fees) incurred by the Lessor as a result of the claims made by any other relevant person, third parties against the Lessor and as a result of legal proceedings. The Lessor shall notify the Lessee within a reasonable time upon receipt of such claim or demand.

3.5.2	The Lessee must pay or reimburse the Lessor for all costs incurred by the Lessor in replacing any windows or glass in the Premises that have been broken or damaged due to the Lessee’s act or omission.

3.5.3

The Lessee shall pay and reimburse the Lessor for the fees to repair the defects or damage to any part of the Premises caused by the Lessee and for all costs and expenses incurred by the Lessor in connection with any claim or demand referred to this chapter.

Close of Windows and Exterior Doors

3.6

The Lessee shall keep all windows and exterior doors of the Premises closed. If the Lessee fails to comply with the requirements of the notice within a reasonable time after receiving such notice from the Lessor or the Management Company requiring the Lessee to close all exterior windows and doors, the Lessor or the Management Company shall have the right to send its representatives to enter the Premises and close all open doors and windows.

Protection against Storms

3.7

The Lessee must take all precautions to prevent the interior of the Premises against any damage caused by storm, typhoon, rainstorm or other adverse weather. In particular, the Lessee shall ensure that all exterior doors and windows of the Premises are securely fastened in the event of adverse weather.

Signs and Nameplates

3.8.1

Without the written consent of the Lessor, the Lessee shall not exhibit, display or hang within or outside the Premises, any written sign, signboard or any other design (whether or not with lighting decorations) which is visible from outside the Building, nor shall hang any written sign, signboard or any other design in any common area, lobby, staircase platform, aisle or passage of the Building. The Lessee may place at the entrance to the Premises a sign or nameplate of the Lessee’s company name. The sign or nameplate shall be printed at the Lessee’s own expense and shall adopt the design and process standards agreed by the Lessor. The Lessor, Management Company or other authorized agents shall have the right to remove any signboard, sign, nameplate or related decoration patterns which the Lessee has stuck, hung, placed or displayed without authorization, and the Lessee shall pay the costs incurred as a result thereof.

3.8.2

In addition to Clause 3.8.1 hereof, the Lessee may only display its company name on the tenants’ nameplate of the Building without paying any additional cost to the Lessor. If the Lessee needs to attach, repair, alter or replace its name on tenants’ nameplate of the Building, the Lessee shall, within fourteen days of receipt of the notice, pay to the Lessor or the Management Company any reasonable services fee (if any) incurred by the Lessor or the Management Company for the addition, repair, alteration or replacement of the Lessee’s name on the tenants’ nameplate of the Building.

Return of the Premises

3.9.1

On the expiration date of the Lease Term or on the early termination date, the Lessee must restore the Premises together with all of its attachments, installations and additions (whether the Lessee’s decoration, alteration or installation of/in the Premises has been approved by the Lessor or not) to the original conditions set forth in Appendix 6, and shall return the Premises in good, clean and normal condition and in good repair to the Lessor (other than normal wear and tear), and meanwhile shall return to the Lessor the keys to all parts of the Building and to the toilets or to other places of the Building accessible to the Lessee.

3.9.2

If, on the expiration date of the Lease Term or on the early termination date, the Lessee fails to restore the Premises to its original condition in accordance with Clause 3.9.1 hereof, the Lessor shall have the right to restore the Premises to its original condition, either by itself or by appointing a third party, and all expenses arising therefrom shall be borne by the Lessee.

3.9.3

After the Lessee moves out of the Premises for whatever reason at any time during the Lease Term or after the termination of the Lease Term (including early termination), the title to all decorations, facilities and movable items left in the Premises (hereinafter referred to as “Remains”) shall be deemed to be waived by the Lessee. The Lessor shall have the right to sell, transfer, discard or dispose of the Remains in any manner as it deems fit. Any notary fees, attorneys’ fees or other expenses incurred by the Lessor in the above process shall be borne by the Lessee. Meanwhile, the Lessor is also entitled to recover from the Lessee all costs incurred in the removal, disposal of the aforesaid items or to deduct in advance such costs from the security deposit paid by the Lessee. If the security deposit paid by the Lessee is insufficient to cover such costs, the Lessor shall still be entitled to continue to recover the shortfall from the Lessee.

3.9.4

The Lessee shall be responsible for repairing the damage to the Premises or the Building in the course of the moving and removal of the Lessee’s attachments, installations and additions. In the event that the Lessee violates the provisions of this Clause, the Lessor shall have the right to undertake by itself reasonable repairs on the Premises or Building and all costs incurred therefrom will be borne by the Lessee. The Lessor is not required to compensate the Lessee for any impairment of the value of the Lessee’s attachments, installations and attachments resulting from the removal of the Lessee’s attachments, installations and additions in the Premises.

3.9.5

Upon mutual agreement by the Parties, the Lessee may hand over the decoration fittings or the installed equipment or attachments in the Premises (excluding movable equipment owned by the Lessee) in good and leasable condition (other than reasonable wear and tear) to the Lessor. Upon such hand-over, the Lessor shall become the owner of such decorations, equipment and attachments and the Lessor is not required to compensate the Lessee therefor.

3.9.6

The Lessee shall, upon termination or early termination of this Contract, promptly cancel or change the industrial, commercial and tax licenses on which the Premises are shown as the registered address of the Lessee, and shall pay off all the fees payable on the Premises and go through the formalities concerning the change or cancellation of the relevant account. If the Lessee fails to do so within 45 days after the termination or early termination of this Contract, the Lessee agrees to authorize the Lessor to proceed with the relevant cancellation on its behalf, and all costs incurred as a result thereof shall be borne by the Lessee. If the Lessee fails to go through the cancellation or relocation formalities within the period agreed above, the Lessor shall have the right to demand the Lessee to pay a default penalty equal to RMB500 per day from the date of termination or early termination of this Contract, and the Lessor shall be entitled to continue to recover if the default penalty is not sufficient to make up for the Lessor’s loss. The Lessor may directly deduct such fee from the deposit, and if the deposit is not sufficient, the Lessee shall make up the difference.

Use of Air-Conditioning Equipment

3.10.1	The Lessee must carefully and reasonably use or adjust any central air-conditioning (cooling or air circulation) equipment or machine provided by the Lessor for the Premises.

3.10.2

The Lessee shall not install other air-conditioning units and equipment other than those provided by the Lessor, nor shall install air-conditioning units and equipment to replace the air-conditioning facilities provided by the Lessor.

Removal of Non-Conforming Items

3.11

The Lessee shall, at its own expense and in accordance with the requirements of Shanghai real estate administrative authority or other relevant government departments and the Lessor, remove any non-conforming structures, buildings, partitions and other alterations in the Premises at any time during the Lease Term. If the Lessee fails to do so as required, the Lessor shall be entitled to perform the works on its behalf, and all costs incurred in connection therewith shall be borne by the Lessee.

Nuisance

3.12.1

The Lessee shall not cause, produce, allow or permit to be produced, any sound, noise or vibration (including TV, radio, broadcast sound and any music, sound or vibration produced by any equipment or apparatus capable of producing sound), nor shall perform any thing or act in the Premises which may cause nuisance to the Lessor, landlord, tenant, user of other premises in the Building, occupier or user of adjacent premises in the Building.

3.12.2

The Lessee agrees that any continuing breach of the provisions of Clause 3.12.1 hereof shall constitute a breach of this Contract and the Lessor shall have the right to unilaterally terminate this Contract and to recover possession of the Premises before the expiration of the Lease Term.

Use of the Premises

3.13.1

The Premises are for non-residential purposes and the Lessee shall not use the Premises or any part thereof for any purposes other than office and shall not adversely affect the goodwill and reputation of the Lessor or the Building. The Lessee shall apply for and obtain by itself the licenses, approvals or permits required for its business operation in the Premises. In addition to its guarantee that the Premises are for office purposes, the Lessor makes no representations or warranties with respect to any other use of the Premises. The Lessee shall indemnify the Lessor against the losses caused to the Lessor or the Building as a result of the Lessee’s breach of the above provisions.

3.13.2

The Lessee shall not use or cause, permit or allow the use of any part of the Premises as a casino or use the Premises for any unlawful, unethical or improper purpose. The Lessee shall have sole responsibility to control its permitted persons or visitors and to prevent them from staying in the common area of the Building.

3.13.3

The Lessee shall not produce, manufacture, process or store any goods or commodities in the Premises or any part thereof; shall not carry out or permit any sale, auction of goods or any similar sale in the Premises; and shall not solicit business, peddle, distribute booklets or advertise outside the Premises or in any part of the Building.

3.13.4	The Lessee shall not prepare food or drink in the Premises, nor shall use the appliances to cook, boil or heat any food (other than the pantry in the regular office).

3.13.5

The Lessee shall not bring into the Premises (or any other part of the Building) any odor which the Lessor considers to be disgusting, irritant or any toxic and harmful gas, or cause such odor or gas to be leaked out from the Premises (or any other part of the Building), or permit any such event to occur.

3.13.6

The Lessee shall not smoke in the Premises or any other part of the Building, and the Lessee shall have sole responsibility to ensure that its permitted persons and visitors shall not smoke in the Premises or in any other part of the Building.

3.13.7

The Lessee shall not use the Premises as a place to sleep or residence as defined in general practice. The Lessee shall not permit any person to stay overnight unless the Lessor has given a prior written consent to do so. The consent is only intended to be used by the Lessee to arrange a duty officer to safekeep the items in the Premises and the name of such duty officer must be registered with the Lessor before the Lessor gives such consent.

Hazardous Materials

3.14

The Lessee shall not at any time place, keep, store, or permit or allow the placing, keeping or storage of, any weapon, ammunition, gunpowder, saltpeter, kerosene or any other dangerous item, inflammable, explosive material which the Lessor considers to be hazardous or toxic.

Blockage of Passages

3.15

The Lessee shall not block any entrance or exit, stair, platform, passage, automatic stair, elevator, lobby or other common areas in the Building or stack any box, paper tray, garbage or other obstructions of any kind or nature at the aforesaid sites of the Building. In the event of a violation of the foregoing, the Lessor or the Management Company shall have the right, without notice, to clear and dispose of any obstruction left by or not fully disposed of by the Lessee in such manner as the Lessor deems fit, and all costs incurred as a result thereof shall be borne by the Lessee, and the Lessor shall not be liable to the Lessee or any other person as a result thereof.

Parking

3.16

The Lessee shall not park cars or vehicles in a manner that would cause blockage, and the Lessee shall only use the parking lot, driveway, parking passage or cargo loading or unloading area of the Building in accordance with the permission and instructions of the Lessor or the Management Company.

Animals, Pets and Pests

3.17.1	The Lessee shall not keep any animals or pets in the Premises.

3.17.2

The Lessor will coordinate the measures taken by the Lessee to protect the Premises or any part thereof against the proliferation of termites, rats, cockroaches or any other harmful insects and parasites. For this purpose, the Lessee shall, at its own expense and for a period specified by the Lessor or the Management Company, engage a pest-killing contractor designated or agreed by the Lessor or the Management Company to carry out the aforementioned pest killing or prevention work.

Use of the Name of the Building

3.18.1

Without the prior written consent of the Lessor, the Lessee shall not, for any purposes, use the name/mark of the Lessor, the Building or the Premises or any part of the image of such name/mark, except for showing the direction to its business address.

3.18.2	When carrying out its external operations and registration, the Lessee shall use the correct name of the Building (i.e. “Corporate Avenue”) to indicate its operation address.

Cargo Handling

3.19.1

In the case of loading and unloading of cargo, the Lessee shall use the cargo loading and unloading area, entrance and exit and cargo lift as specified by the Lessor or the Management Company, and may only load and unload cargo at such time as the Lessor or the Management Company may specify. Under no circumstances shall the Lessee use a passenger lift or an electric staircase to carry the cargo at any time.

3.19.2

All clearance, removal of furniture or any other large-size item into or out of the Building shall be carried out within such time as the Lessor or the Management Company may specify, and the Lessor or the Management Company reserves the right to refuse the entrance into or exit from the Building of any item which it considers to be in breach of the terms of this Contract.

Delivery of Food

3.20

The Lessee shall not approve or permit any food or utensils containing food to be delivered to or removed from the Premises through any elevator, entrance or exit of the Building other than the cargo lift and cargo entrance and exit of the Building.

Installation and Alteration of Facilities

3.21	Without the prior written consent of the Lessor, the Lessee shall not, and shall not permit others to:

(i)

To lay, install and erect any antenna, wire, cable or other items or things on the roof, wall, entrance and exit, staircase, platform, passage, lobby or other common areas of the Building or on the ceiling and wall of the Premises, or move, remove or alter public antennas, satellite cables or other receivers provided by the Lessor. The Lessee shall provide access to the Lessor for the installation, improvement, maintenance and alteration of any audio-visual reception facilities of the Building.

(ii)	To erect, install or alter any attachments, partitions, electrical wires, pipes, air conditioning units or other buildings, installations in the Premises.

(iii)

To install or permit or allow the installation of equipment and appliances or machines in the Premises in excess of the floor load limits, or the amount of water, electricity or gas used to install the equipment is not shown in the separate meters. The Lessor shall have the right to set the maximum load capacity and specify the location where the safe or other heavy objects shall be installed and may require such objects to be placed on the support frame in order to distribute the load.

(iv)

To modify the existing door locks, latches and fittings to the entrance and fire-fighting exit of the Premises; to install any temporary or permanent additional door locks, latches or fittings; to install any door, metal gate or shutter which may be in breach of the requirements effective from time to time which are issued by the fire-fighting department or other relevant governmental authorities.

Damage to the Premises and Public Facilities

3.22	Without the prior written consent of the Lessor, the Lessee shall not, and shall not permit others to:

(i)

To repair, cut, demolish, damage, hole, mark or destroy the doors, windows, window frames, walls, glass curtain walls, ceilings, structural load-bearing beams of the Premises or other fixtures of the Premises or any piping work, sanitation, water, gas, air conditioning system.

(ii)

To stick any item or paint, alter, hang any item inside and outside the Premises and in the common area of the Premises, or drop any item from the Premises, or destroy, damage or stain any part of the structure of the

Building, or any decorative appearance of the common area, staircase, lift, escalator of the Building (including such decorations as trees, plants and miniascape at the above sites).

(iii)	To spray, paint or stick any item and substances inside or outside of the windows and on the window frames, glass curtain walls of the Premises.

(iv)

To pin or insert any nail, screw, hook, wall bracket or other similar items into the ceiling, wall or floor of the Building, (other than the decorations which are light and would not cause damage to any part of the Premises).

Toilets, Sanitary Equipment

3.23.1

The Lessee shall not use the toilets in the Premises and the toilets and related equipment in the common area of the Building as provided by the Lessor for any purposes other than their designed function. The Lessee shall not throw any foreign material into the sanitary ware.

3.23.2

The Lessee shall, within fourteen days upon request by the Lessor, pay to the Lessor all costs arising from any burst, blockage or damage to the toilet equipment, sanitary equipment and sanitary pipe caused by the Lessee’s breach of Clause 3.23.1 hereof, and shall fully indemnify the Lessor against any loss incurred by the Lessor as a result thereof.

Tenant Renovation Manual, Tenant Manual

3.24

The Lessee acknowledges receipt of and fully understands the contents of the Tenant Renovation Manual and Tenant Manual, and undertakes to comply with the terms of these manuals during the Lease Term. If the Lessee breaches such manuals, the Lessor shall have the right to hold the Lessee liable for breach in accordance with the provisions of such manuals and/or the provisions of this Contract.

Chapter IV Responsibilities of the Lessor

The Lessor hereby agrees with the Lessee as follows:

Ownership of the Premises

4.1

At the time of the execution hereof, the Lessor has notified the Lessee that the land on which the Premises are located is for commercial and office use and that the Lessor is the lawful owner of the real estate rights of the Premise and holds a real estate ownership certificate (No. [***]). The Premises are for office use only.

Use Right of the Premises

4.2.1

Provided that the Lessee has paid the Rent and other costs to be paid by the Lessee as agreed in this Contract according to the payment timeline and method as specified in this Contract and that the Lessee has complied with and performed the terms, undertakings, provisions, conditions and obligations to be complied with and performed by the Lessee under this Contract, the Lessee shall have the right to use and enjoy the Premises during the Lease Term without any unlawful interference by the Lessor or its representatives.

4.2.2

The Lessee agrees and understands that for the purpose of maintaining the Building in good condition during the Lease Term, the Lessor shall have the right to undertake by itself or permit other to undertake the maintenance or repair at the time as it deems fit, and the noise or other disturbance generated by such works shall not constitute a nuisance to the Lessee, provided that the Lessor shall use its best endeavors to minimize the nuisance to the Lessee caused as a result of such works.

Mortgage

4.3	At the time of the execution hereof, the Lessor has notified the Lessee that the Premises have been mortgaged to the bank.

Delivery

4.4.1

The Lessor agrees to deliver the Premises to the Lessee as agreed in Appendix 4, and from the date of delivery, the Lessee shall comply with the provisions of this Contract, and all terms, conditions as agreed in this Contract as well as the responsibilities, obligations, warranties and undertakings to be complied with and performed by the Lessee under this Contract shall be fully binding on the Lessee.

4.4.2

Prior to the delivery of the Premises, the Lessor shall have the right to require the Lessee to provide an insurance policy and other relevant documents/certificates in accordance with Clause 10.1 of Chapter X of this Contract.

4.4.3

If the Lessee fails to complete the formalities for the delivery of the Premises on the first day of the Lease Term, the Lessor shall be entitled to require the Lessee to pay the Rent, Management Fee and other fees payable by the Lessee to the Lessor from the first day of the Lease Term. If the Lessee fails to complete the acceptance and handover formalities by the 30th day after the first day of the Lease Term, the Lessor shall have the right to terminate this Contract and forfeit all security deposit and to seek indemnification for all losses suffered by the Lessor as a result of such action by the Lessee.

Reconstruction

4.5.1

If, at any time during the Lease Term, the Lessor resolves (a board resolution issued by the Lessor shall be deemed as a valid proof) to rebuild or demolish the Building or any part thereof (including the Premises), the Lessor shall be entitled to give the Lessee six months’ written notice to terminate the Lease Term prior to the expiration thereof, and the Lease Term shall end on the date as specified in such notice. The rights and remedies of either Party against the other Party for breach of this Contract prior to the expiration of the notice period under such written notice shall not be affected by the early termination of the Lease Contract.

4.5.2	The Lessee shall not be entitled to any Rent exemption, compensation or any other remedy in respect of the above early termination of the Lease Term.

Taxes and Fees

4.6	The Lessor shall pay to the relevant governmental authorities all taxes and fees payable by the Lessor in respect of the lease of the Premises in accordance with laws and regulations.

Repair

4.7

The Lessor shall reasonably cause the Management Company to keep the roofs, main structures, walls, main drainage pipelines and main cables, common areas and facilities of the Building in good working condition. However, the Lessor shall not be liable for the foregoing unless the Lessee notifies the Lessor in writing of any defects or any need for repair but the Lessor fails to notify the Management Company of any necessary repair within a reasonable time after receiving the notice.

Air-Conditioning Services

4.8

The Lessor shall reasonably cause the Management Company to provide air conditioning services to the Premises. The air conditioning service hours are detailed in Appendix 5. If the Lessee requests the use of air conditioning service after the air conditioning service hours set forth in Appendix 5, the Lessee shall give a reasonable prior notice to the Management Company. The Lessee must pay all expenses incurred in connection with the provision of additional air conditioning services and the corresponding VAT at the request of the Lessor (or Management Company).

Chapter V Exemption

The Lessor and the Lessee hereby expressly agree that, except for willful or gross negligence by the Lessor, the Lessor shall not, under any of the following circumstances, be liable to indemnify or offer the Rent exemption to or assume other legal liabilities to, the Lessee or any other person. Unless otherwise agreed in this Contract or agreed in writing by the Lessor, no reduction in or suspension of payment of the Rent, Management Fee and other fees agreed under this Contract shall be permitted. The Lessee agrees that it shall directly bring an infringement action and/or claim against the infringing third party if the following circumstances are caused by such third party.

Elevators, Other Equipment, Electricity and Water Supply

5.1

The Lessee or any other person suffers or incurs any personal or property damage, loss, destruction or any business loss or any disturbance or inconvenience, which is caused as a result of any malfunction, defect, wear and tear in the elevator, escalator, fire security facility, central air conditioning system or other equipment in the Building, or as a result of inadequate supply, failure, burst, alteration, disruption or suspension of electricity, water, gas, telecommunications and telephone services and other public facilities,

Fire, Flood and Pest

5.2

The Lessee or any other person suffers or incurs any personal or property damage, loss, destruction or any business loss, which is caused as a result of any typhoon, landslide, poisonous gas, fire, smoke or leakage of any other substance or item, water spill, any vibration in the Building or adjacent buildings, any infiltration of rain and sea water, any proliferation of rats, termites and other pests, or any act, omission, negligence or slack of other users of the Building, any defect in the fixtures and fittings (or any part of such fixtures or fittings) of the Building and the Lessor, any fall or drop of any item in the Building, any explosion, theft, robbery in/to the Building or the Premises.

Security

5.3

The provision by the Lessor or the Management Company of any security guard, management personnel, machines of any nature or electronic anti-theft systems (if any) does not necessarily constitute an obligation of the Lessor to be responsible for the security of the Premises, the safekeeping of belongings in the Premises and the personal safety of the persons in the Premises. The Lessee shall at all times be liable for the security of the Premises and the persons and property in the Premises.

Works

5.4

The Lessee suffers any inconvenience or interference in the use of the Premises or suffers any loss or damage, which is caused as a result of the suspension of the facilities of the Building such as air-conditioning, antenna, elevator and escalator due to the re-installation, maintenance or repair by the Lessor or Management Company of the common area or facilities of the Building.

Chapter VI Rent Exemption

Suspension of Rent Payment

6.1

If, at any time during the Lease Term, any part of the Building or the Premises is damaged or destroyed and therefore the Premises are not available for use due to any fire, flood, storm or typhoon, building defect, termite, earthquake, subsidence or any other disaster beyond the control of the Lessor but not attributable to any act, omission, non-performance, negligence or slack of the Lessee, its agent, employee, contractor or permitted person; or if, at any time during the Lease Term, the Building or the Premises is declared as dangerous building or receives the demolition or closure order due to the reasons not attributable to the act, omission, non-performance or negligence of the Lessee, its agent, employee, contractor or permitted person, then the Lessee may, based on the type and extent of the proven damage and the reasonable part of the Rent reduced by the order, suspend the payment from the first day of the next calendar month following the damage or destruction of the Premises until the Building is repaired or available for use or the above order has been removed. Provided that if the Lessor considers that such repair is not practicable in practice, the Lessor shall not be required to repair the damaged or destroyed part of the Building or the Premises.

Termination of This Contract for Damage or Destruction

6.2

At any time after three months from the date on which such damage and destruction occurred, this Contract may be terminated by either the Lessor or the Lessee by written notice to the other Party prior to the reconstruction of the Building or the Premises; this Contract shall terminate immediately after such notice is delivered, but this would not affect the right of either Party to seek indemnity from the other Party for such Party’s breach hereof prior to the termination, or affect the Lessor’s right to collect the Rent and other costs payable by the Lessee prior to the occurrence of such events as described in Clause 6.1.

Chapter VII Breach and Indemnification

Breach of Contract

7.1

Without prejudice to the Lessor’s rights to initiate legal proceedings against the Lessee in connection with any breach, non-compliance or non-performance of any terms and conditions hereof by the Lessee and the Lessor’s rights to deduct any amount from the security deposit paid by the Lessee pursuant to Chapter VIII hereof for any losses and damages suffered by the Lessor as a result of the aforementioned breach, non-compliance or non-performance by the Lessee, the Lessor shall have the right to lawfully recover possession of the Premises or any part thereof and this Contract shall be terminated with immediate effect upon the occurrence of any of the following circumstances, in which event the Lessor shall not be liable to indemnify the Lessee against any expenses relating to leasehold improvements or addition of equipment. Such circumstances include:

(i)	The Lessee is delinquent on any Rent, Management Fee and/or other expenses or taxes payable hereunder for more than seven days from the respective due dates thereof (with or without formal recourse).

(ii)	The Lessee uses the Premises in violation of the usage provided herein.

(iii)	The Lessee surrenders Premises without the consent of the Lessor prior to the expiration of the Lease Term.

(iv)

The Lessee goes into mandatory or voluntary bankruptcy, initiates liquidation procedures, conducts liquidation (other than for the purposes of restructuring or merger), or is under receivership, thus affecting the Lessee’s ability of performance hereunder.

(v)

The Lessee has, without the written consent of the Lessor, ceased its business operation or indicated its intention to cease business operation, thus affecting the Lessee’s ability of performance hereunder.

(vi)	The Premises or any of the Lessee’s properties are subject to compulsory acquisition or seizure, thus affecting the Lessee’s ability of performance hereunder.

(vii)	A winding-up petition against the Lessee has been submitted by any person to and accepted by a court.

(viii)

The Lessee has been delinquent on any Rent, Management Fee or other expenses for three times during the Lease Term, and is once again delinquent on any of the foregoing after the Lessor’s delivery of a written warning.

(ix)	Except as otherwise provided in Clauses 7.1(i) to (viii) hereof, the Lessee is in breach of contract and fails to cure such breach within fifteen days after the Lessor’s delivery of a written notice.

Indemnification for Breach of Contract

7.2.1

Upon the occurrence of any circumstance set forth in Clause 7.1 hereof, the security deposit paid by the Lessee shall not be refunded, and the Lessee shall, in addition to paying any outstanding amounts due to the Lessor hereunder (including, without limitation, Rents, Management Fees and other expenses payable by the Lessee), bear the following liabilities for breach of contract:

(1)

The Lessee shall pay to the Lessor liquidated damages amounting to the sum of the outstanding Rents payable by the Lessee for the remaining Lease Term. If the Lessor is able to rent the Premises to others during the Lease Term hereunder, the amount of liquidated damages payable by the Lessee shall be reduced accordingly.

(2)	If the Lessor is entitled to any renovation period and rent-free period, the Lessee shall pay Rents to the Lessor for these periods at the rental rate provided herein.

Provided, however, the sum of the Rents that have been paid by the Lessee and the amounts of items (1) and (2) above shall not exceed the aggregate Rents payable by the Lessee for the entire Lease Term hereunder.

7.2.2

Upon the occurrence of any circumstance set forth in Clause 7.1 hereof, the delivery of a written notice by the Lessor to the Lessee to the effect that the Lessor thereby exercises the right to recover possession of the Premises pursuant to this Contract shall constitute the complete and full exercise of such right by the Lessor, and the Lessor does not need to physically enter the Premises to exercise such right.

7.2.3

Without prejudice to the Lessor’s rights to initiate legal proceedings against the Lessee in connection with any breach, non-compliance or non-performance of this Contract by the Lessee, if the Lessee fails pay on time all or part of the Rents, Management Fees or any other expenses provided herein (hereinafter as the “Overdue Payments”) and fails to make payment within seven days after the Lessor’s delivery of a written overdue notice , the Lessor may exercise the following rights:

(a)

The Lessor may require the Lessee to indemnify the Lessor against all the damages, costs and expenses incurred by the Lessor in connection with the recovery of the Overdue Payments, including, without limitation:

(i)	Additional costs of the employees of the Lessor and the Management Company in connection with the recovery of the Overdue Payments as reasonably determined by the Lessor;

(ii)

All reasonable legal fees (including attorneys’ fees and litigation costs) incurred by the Lessor in connection with the recovery of the Overdue Payments from the Lessee, whether or not the legal proceedings have been initiated;

(iii)	Any reasonable expenses paid by the Lessor to engage a collector in connection with the recovery of the Overdue Payments from the Lessee.

(b)

The Lessor may, with a 48-hour prior written notice to the Lessee, immediately instruct the Management Company to cease providing water, electricity, gas, telecommunications, telephone, air conditioning and other management services to the Premises and take any other measures and actions as the Lessor deems appropriate until the Lessee has paid up all the Overdue Payments and costs arising therefrom (including the costs for reconnecting water, electricity, gas, air conditioning, telecommunications and telephone services), and the Lessor shall not bear any liability for any damage or loss suffered by the Lessee as a result thereof. The rights and legal remedies to the Lessor under this Clause shall be in addition and without prejudice to the Lessor’s rights and legal remedies to recover the Overdue Payments and any amounts from the Lessee.

Acceptance of Rents

7.3

The recovery or acceptance of any Rent by the Lessor or its agent shall not be deemed as the Lessor’s waiver of its right to hold the Lessee liable for any breach, non-compliance or non-performance of any agreement, provision or undertaking that the Lessee is bound by hereunder. The Lessee shall not use such recovery or acceptance of Rent as a defense against the Lessor’s exercise of rights such as forfeiture of the security deposit and etc.

Surrender of the Premises without Consent of the Lessor

7.4

Except as provided herein, if the Lessee surrenders the Premises without the consent of the Lessor, the Lessor shall be entitled to exercise the right under Clause 7.1 hereof to terminate this Contract and the Lessee shall bear the liabilities for breach of contract provided herein.

Late Surrender of the Premises

7.5

If the Lessee is late in surrendering the Premises upon the expiration of the Lease Term or early termination of this Contract, the Lessee shall indemnify the Lessor against all the losses the Lessor suffered as a result thereof, including, without limitation, the liquidated damages to be borne by the Lessor due to the late handover of the Premises to new tenant(s). Furthermore, the Lessee shall pay to the Lessor an occupancy charge amounting to twice the original daily Rent for each day of such delay; and the Lessor shall have the right to recover possession of the Premises (including, without limitation, that the Lessor shall have the right to open the doors of the Premises, change door locks and enter the Premises at its discretion) at any time, and the Lessee shall be deemed to have relinquished its ownership to all the improvements, facilities and movable items left in the Premises (hereinafter referred to as the “Remains”). The Lessor shall have the right to sell, transfer, discard or otherwise dispose of the Remains in any manner as the Lessor deems appropriate. Any notary fees, attorney’s fees or other costs incurred by Lessor in the aforementioned process shall be borne by the Lessee.

Chapter VIII Lessee’s Security Deposit

Security Deposit

8.1.1

The Lessee shall pay to the Lessor a security deposit, in accordance with the terms detailed in Appendix 5. During the Lease Term, the Lessor shall hold the security deposit received by it, and the Lessor shall not be obligated to pay the Lessee any interests on such security deposit. During the Lease Term, the Lessee shall not deduct any amount payable from the security deposit, such as Rent and Management Fees, etc.

8.1.2

The amount of the security deposit shall be equal to the amount detailed in Appendix 5 upon the execution of this Contract. During the Lease Term, such security deposit shall be increased accordingly with the increase of the Rent and Management Fee provided herein and the corresponding VAT.

8.1.3

During the Lease Term, if the Lessor suffers loss due to Lessee’s breach of contract, the Lessor shall deduct the corresponding amount from the security deposit as per its losses (including, without limitation, any amounts, interests, liquidated damages and indemnification payable by the Lessee as provided herein and any advances paid by the Lessor). The Lessee shall immediately make up any shortfall in the security deposit to the Lessor. If the deposit is insufficient to cover the Lessor’s losses, the Lessor may claim additional indemnification from the Lessee.

8.1.4

If the Lessee fails to make up the deposit in accordance with Clause 8.1.3 above, the Lessor shall have the right to withdraw the Premises in advance, and this Contract will be terminated accordingly with immediate effect. In addition, the Lessor has the right to forfeit any remaining security deposit. If the balance of the security deposit is insufficient to cover the Lessor’s losses, the Lessor may claim additional indemnification from the Lessee.

Return of the Security Deposit

8.2.1

If the Lessee requests an early termination of this Contract for any reasons attributable to itself, the Lessor shall not be required to return the security deposit paid by the Lessee. Additionally, the Lessor is entitled to claim the losses it suffered arising therefrom against the Lessee in accordance with the applicable laws and the provisions hereof.

8.2.2

Without prejudice to the foregoing, within 30 days after all of the following conditions have been satisfied, the Lessor shall deduct from the security deposit any losses it suffers (if any) and return the balance thereof without interest to the Lessee:

(i)	Upon the expiration of the Lease Term has expired (or upon the early termination in accordance with the terms hereof);

(ii)	The Lessee has returned the Premises to the Lessor in accordance with the terms hereof;

(iii)	The Lessor and the Lessee have confirmed the remaining amount of the security deposit and the settlement of the same;

(iv)	The Lessee has provided the Lessor with the original copy of the receipt evidencing its acceptance of the balance of security deposit;

(v)	The Lessee has canceled or altered all the licenses and permits with the Premises listed as its registered address.

Transfer of the Security Deposit

8.3

If the Lessor transfers the Premises to a third party, the Lessor shall be entitled to transfer the security deposit to such third party, provided that such third party shall undertake in writing to continue to perform this Contract. Thereafter, the Lessor shall bear no further liability in connection with this Contract or the security deposit.

Chapter IX Renovation

Renovation

9.1

The Lessee must carry out the interior renovation, partitioning, equipment installation or reconstruction of the Premises pursuant to the renovation floor plan and specifications submitted in advance and consented by the Lessor in writing in accordance with Clause 9.2. The Lessee shall also use good techniques and high-quality materials to ensure that the style of the Premises satisfy the requirements of the building as a first-class commercial office building, and during the Lease Term, use its best efforts to maintain the Premises in a good condition and proper repair satisfactory to the Lessor. Notwithstanding the Lessor’s consent to the renovation, the Lessor shall not be liable for any damages or claims arising from the design defects, quality of renovation etc. The Lessee shall not make any change to the renovation floor plan and specifications or the internal design and configuration of the Premises without the prior written consent from the Lessor.

9.2	With respect to the renovation, redecoration or repair of the Premises, the Lessee agrees to observe and comply with the Tenant Renovation Manual and the following provisions:

(i)

The Lessee all, at its own expense, prepare and submit to the Lessor or the Management Company proper floor plans and specifications for the project (hereinafter as the “Lessee’s Project”), and submit the outlines of the project’s design plan and illustration as well as proposed settings for the project (collectively as the “Lessee’s Proposal”).

(ii)	The Lessee’s Proposal must:

(1)	include detailed plans and specifications for any changes to electrical wiring, air-conditioning, ducts, fire protection equipment and other public facilities;

(2)	include detailed lighting illustration;

(3)	comply with all the relevant rules and regulations issued by competent PRC governmental authorities from time to time.

(iii)

The Lessor or the Management Company shall, within ten business days after the Lessee’s submission of the Lessee’s Proposal, approve or reject the Lessee’s Proposal, or require the Lessee to modify such proposal.

(iv)

The Lessee shall pay the drawing review fee for the “Lessee’s Proposal” set forth in Appendix 5 and other relevant expenses during the renovation period (including, without limitation, supervision fees, renovation deposits, waste removal fees, etc.).

(v)

The Lessee shall not commence the Lessee’s Project until it has received the written consent from the Lessor or the Management Company and obtained the approval from the competent governmental authorities. The Lessee shall commence the Lessee’s Project as soon as practicable after receiving the relevant permits and complete the construction in a timely manner.

(vi)

Works involving public equipment, facilities, systems and structures (including, without limitation, fire protection system work and air conditioning testing) must be performed by contractors designated by the Lessor. All other renovation works must be performed by contractors designated by the Lessee and approved by the Lessor, whose qualifications must comply with the relevant provisions of the Lessor’s renovation code.

(vii)	The Lessee must submit the following materials to the Lessor at least three days prior to the commencement of the construction:

(1)	The names and addresses of the general contractor and other contractors proposed to be engaged for the Lessee’s construction works;

(2)	The actual commencement date and expected completion date of the construction works and the planned business opening date.

(viii)

The Lessee shall, when carrying out any project approved in accordance with Clause 2 of Chapter IX or other provisions hereof, direct its employees, agents, contractors, licensees and workers to cooperate with the Lessor and/or the Management Company, its employees, agents, workers and the other tenants and contractors performing any work in the Building. The Lessee must undertake to direct its agents, employees, contractors, licensees and workers to observe and comply with the instructions given by the Lessor and/or the Management Company, its agents and employees regarding the performance of project works.

9.3

The Lessee must submit all the necessary applications and plans to the competent governmental authorities, and shall not carry out any interior renovation, partitioning, construction, equipment installation or alteration of the Premises before obtaining all the necessary approvals, licenses or permits from the competent governmental authorities and the written approval from the Lessor or the Management Company. If the Lessee has started any interior renovation, partitioning, construction, equipment installation or alteration of the Premises before obtaining all the necessary approvals, licenses or permits from the competent governmental authorities for any reason whatsoever, the Lessee shall be solely liable for all the consequences arising from such illegal construction, including, without limitation, be responsible for all the costs and expenses relating to the demolition of fixtures and alterations for purposes of complying with the requirements of the competent governmental authorities. The Lessee shall also indemnify the Lessor against all the direct losses, claims, expenses and litigations suffered by the Lessor as a result of the Lessee’s breach of this Clause.

9.4

The Lessee shall apply for acceptance inspections or submit filing materials to the competent governmental authorities after the completion of the renovation works in accordance with laws. The Lessee shall also submit to the Management Company the fire protection inspection certificate and the receipt for the filing of the project (if any) issued by the governmental authorities, as well as the renovation completion drawings (in 2 copies). If the Lessee’s renovation works do not conform to the renovation plan that was pre-approved by the Lessor or the Management Company, the Lessor or the

Management Company shall have the right to require the Lessee to make rectifications within a reasonable period of time. Where the Lessee’s renovation works fail to meet the requirements of the competent governmental authorities, all the losses arising from the Lessee’s unauthorized use of the Premises shall be borne by itself. Upon the occurrence of the foregoing, the Management Company shall have the right to stop the Lessee from using the Premises for safety concerns.

9.5	Should there be any inconsistency or conflict between this Clause and the provisions of the Tenant Renovation Manual/Tenant Manual, the Tenant Renovation Manual/Tenant Manual shall prevail.

Chapter X Insurance

10.1	During the Lease Term, the Lessee must obtain, at its own expense, insurances that satisfy the following minimum thresholds:

10.1.1	Insurances for the Renovation Period:

If the Lessee carries out any renovation works on the Premises, during such renovation period,

(1)

the Lessee shall obtain, at its own expense, construction all risks insurance (including third-party liability insurance) for the renovation works it performs on the Premises, and such insurance policy shall include the following special additional clauses:

•	cross liability and waiver of subrogation clause;

•	error and omission and misrepresentation clause;

•	no control clause;

•	vibration, removal or weakening of support clause; and

•	property under control, care and custody clause;

(2)	the Lessee, the Lessor and the construction contractors shall be insured and all as insurance beneficiaries;

(3)	the insured amount for physical losses under the policy shall not be less than the total construction cost.

Before entering the site for renovation, the Lessee shall submit the aforementioned insurance policy and premiums payment voucher to the Management Company for review and record. If the Lessee fails to provide a valid evidence proving the purchase of insurances meeting the foregoing requirements, the Lessor and/or the Management Company may prohibit the Lessee from performing construction works or obtain insurances on behalf of the Lessee with the premiums incurred to be borne by the Lessee, and the renovation period/Lease Term will not be extended.

10.1.2	Other Insurances:

(1)

During the Lease Term, the Lessee must obtain, at its own expense, public liability insurance for its business operations, adopting a commonly used public liability insurance policy in China and with the Lessor and the Lessee as the insured; the policy shall have an insured amount meeting the Lessor’s requirements and include the following special additional clauses: fire and explosion clause, building alteration clause, advertisement and decorations liability clause, personal injury liability clause, loading and unloading of vehicles clause, cross liability clause and landlord liability clause.

(2)

During the Lease Term, the Lessee must obtain, at its own expense, property all risks insurance for the renovation equipment (including, without limitation, the inner glass of the glass curtain wall) and other owned properties (where buildings, machinery and equipment, furniture and office supplies shall be insured at replacement value, and inventories shall be insured at cost).

10.1.3

The required indemnities for the third-party liability insurance set forth in Clause 10.1.1 and the public liability insurance set forth in 10.1.2 hereinabove shall be determined by the floor area of the Premises according to the following table:

Floor Area (GFA) of the Leased Unit	Minimum Indemnity per Accident (RMB)

GFA < 100 m2	1,000,000.00,

100 m2< GFA < 5 00 m2	3,000,000.00,

500 m2< GFA < 2000 m2	6,000,000.00,

2000 m2< GFA	6,000,000.00, with no limit on the cumulative amount of indemnities during the insurance period

10.1.4

The insurance policies must be issued by an insurance company of well repute, and the insurance period must be the same as the Lease Term. The insurance policies shall bear a statement that the insurance may not be canceled, modified or restricted without the prior written consent of the Lessor. The Lessor shall have the right to require the Lessee to designate the Lessor as the beneficiary or co-beneficiary of such insurance. The Lessee shall state in the insurance policies that the insurer waives its right to exercise subrogation against the Lessor. The Lessee shall, within 15 days prior to the first day of the Lease Term, submit the proofs of the valid existence of the aforementioned insurances (such as the insurance policies and premiums payment vouchers) to the Lessor for review. During the renovation period and the Lease Term, if the Lessee fails to provide a valid proof evidencing the purchase of insurance policies that meet the foregoing requirements, the Lessor may prohibit the Lessee from performing construction works or obtain insurance on behalf of the Lessee with the premiums incurred to be borne by the Lessee. During the Lease Term, the Lessor may require the Lessee to provide proofs that the insurances remain in-force and satisfy the requirements of this Contract at any time.

Breach of Insurance

10.2.1

The Lessee shall not take, nor shall it allow any other person to take, any action that invalidates or may invalidate the fire insurance, any other insurable risks or third party liability insurances (including insurances for losses or damages arising from third-party claims) of the Premises or the Building or leads to an increase in the premiums thereof.

10.2.2

If the premiums of such insurances increase due to any action or conduct of the Lessee, the Lessor shall, without prejudice to any of its other rights and remedies, have the right to recover the increased insurance premiums as a result thereof from the Lessee.

Chapter XI Special Clauses

Compliance with Laws

11.1

The Lessee’s business operations in the Premises and all other conducts and activities in the Building (including in the Premises) shall observe, obey and comply with the laws and regulations of the PRC and the orders, regulations and requirements issued by the competent governmental authorities. In the event of any breach or violation, the Lessee shall indemnify the Lessor for the damages it suffered therefrom. The Lessee must immediately notify the Lessor in writing upon the receipt of any notice from any governmental authorities regarding or affecting the Premises or the facilities provided therein.

Rules and Regulations

11.2.1

The Lessor reserves the right to formulate, introduce, amend, adopt or abolish any reasonable rules and regulations from time to time as it deems necessary to operate and maintain the Building as a first-class commercial building. Such reasonable rules and regulations shall become effective upon the written notice by the Lessor to the Lessee.

11.2.2

The Lessee must observe and obey the rules and regulations and management conventions regarding the management and control of the Building and the equipment, facilities and common parts of the Building, as formulated and amended from time to time by the Lessor or the Management Company. In the event of any violation, non-compliance or non-performance, the Lessee must fully indemnify the Lessor against all the damages it suffered therefrom.

11.2.3

The aforementioned rules and regulations are supplementary to this Contract but shall not prejudice the effect of this Contract in any respect. Should there exist any inconsistency or conflict between such aforementioned rules and regulations and this Contract, the provisions of this Contract shall prevail.

No Waiver

11.3

If the Lessor exempts, forgives or neglects the Lessee’s breach, non-compliance or non-performance of its obligations and responsibilities hereunder at any time, it shall not constitute the basis for the Lessor to waive its rights to pursue any sustained or future breach, non-compliance or non-performance against the Lessee, nor shall it affect the Lessor’s rights and legal remedies against the Lessee for any sustained or future breach, non-compliance or non-performance. Unless waived expressly in writing, none of the Lessor’s act or omission shall constitute the Lessor’s waiver of the Lessee’s liabilities for any breach, non-compliance or non-performance. Any consent given by the Lessor to the Lessee shall only constitute the Lessor’s consent to the Lessee with respect to a particular event, and, unless expressed by the Lessor to such extent in writing, shall not constitute a waiver by the Lessor not to pursue Lessee’s liabilities for, or to exempt the Lessee from performing, any clauses hereof, nor shall it be construed as the Lessor’s waiver of the consent requirement for similar events in the future.

Right of First Refusal to Lease (Excluding applicable circumstances set forth in the “Right of Renewal” in Appendix 7 Special Provisions)

11.4

Upon the expiration of the Lease Term, the Lessor shall have the right to take back the Premises and the Lessee will return the Premises as scheduled. If the Lessee intends to continue to lease the Premises, it shall re-negotiate the lease terms with the Lessor prior to the expiration of the Lease Term and enter into a new lease contract. The Lessee agrees to waive its right of first refusal to lease the Premises on the same conditions with others.

Visit to the Premises

11.5

During the last six months of the Lease Term, the Lessee must permit the Lessor, with prior notice to the Lessee, to allow the potential tenants or buyers of the Premises to inspect the Premises at reasonable times, and the Lessee must permit the Lessor to display “For Rent” posters for the Premises in such places as the Lessor deems fit, and the Lessee shall not cover such postings.

Right of First Refusal to Purchase

11.6

If the Lessor enters into a contract with any third party to sell the Premises during the Lease Term (the Lessee hereby acknowledges the Lessor’s right of sale and expressly waives any right of first refusal to purchase), the Lessor shall cause the assignee of the Premises to undertake to assume and continue to perform all of the Lessor’s obligations and liabilities hereunder, and the Lessor hereunder (Shanghai Xingqiao Real Estate Co., Ltd.) shall be novated to the name of the assignee. Thereafter, the liabilities of Shanghai Xingqiao Real Estate Co., Ltd. shall also cease.

Sublease or Transfer

11.7.1

The Lessee shall not assign, mortgage, sublet, lend or transfer the Premises or any part thereof, nor shall the Lessee approve or permit any arrangement or transaction whereby any third party acquires the right to use, occupy or enjoy the Premises or any part thereof, whether or not such third party pays any rent or other consideration therefor. Upon the occurrence of the foregoing (whether for cash or other considerations or not), without prejudice to any other rights and remedies the Lessor may have, the Lessor shall have the right to early terminate this Contract and the Lessee must vacate and return the Premises to the Lessor immediately in accordance with the Lessor’s notice.

11.7.2

The Lessee shall notify the Lessor at least twenty-one days in advance of the Lessee’s intention to change its name. Meanwhile, the Lessee shall, at the request of the Lessor, provide reasonable evidence proving that the Lessee has not breached the provisions of Clause 11.7.1.

11.7.3

If the Lessee is a corporate legal person, the transfer of its equity leading to the direct or indirect shareholding of Shanghai LianBio Development Co., Ltd. (上海联拓生物科技有限公司) in the Lessee fall below 50% without the written consent of the Lessor shall be deemed as the Lessee’s breach of Clause 11.7.1.

11.7.4

Where the Premises are to be used by a new company established by the Lessee, the Lessee must obtain the prior written consent from the Lessor and provide the relevant materials evidencing that the new company is a wholly-owned subsidiary of the Lessee. The Lessor, the Lessee and the new company shall enter into a written agreement which provides that the Lessee to this Contract shall be novated to the new company from the date of transfer as provided therein and the new company shall be entitled and subject to all of the Lessee’s rights and obligations hereunder. Accordingly, the Lessee shall no longer be entitled and subject to the Lessee’s rights and obligations hereunder. All costs arising therefrom to be borne by either the Lessor or the Lessee or the new company (including, without limitation, expenses for registration of lease changes (if any), stamp duties on the contract/agreement, notary fees (if any)) shall be borne by the new company, and the Lessee agrees to provide guarantee for the new company’s performance of its obligations hereunder on a joint and several basis (with a guarantee period of three years from the expiration of the relevant performance period).

The Lessee shall, within ten days from the establishment of the new company, submit to the Lessor copies of the following documents (affixed with corporate chop):

Foreign-funded enterprises: SAMR name verification record, approval/filing certificates issued by the Foreign Investment Committee, business license, ID document of members of the shareholders’ meeting, foreign exchange registration certificate, appointment letter and ID document of Board members/ executive director, ID document of the legal representative.

Domestic enterprise: SAMR name verification record, business license, appointment letter and ID document of members of the shareholders’ meeting, ID document of the legal representative.

Intelligent Building Services

11.8

The Lessee is fully aware of the plan for INNO PLUS (tentative name) intelligent building services (the “Intelligent Building Services”) by Shanghai Shui On Club Business Management Co., Ltd. (上海瑞安荟企业管理有限公司) (an affiliate of the Lessor’s group) or other designated affiliates of the Lessor. The Lessee hereby agrees to proactively cooperate with Shanghai Shui On Club Business Management Co., Ltd. (上海瑞安荟企业管理有限公司) or other designated affiliates in their performance of the Intelligent Building Services without qualification.

Chapter XII Interpretation and Miscellaneous

Headings

12.1.1

The headings and indices are for reference only and shall not constitute a part of this Contract, nor shall the construction of this Contract take reference or be affected or restricted by any heading or index.

12.1.2

The term “Lessee” as used herein shall, unless otherwise specified by the context, refer to the Lessee and/or its assignees, successors, employees, constructers, agents, borrowers, contractors, customers, clients and any other persons affiliated with the Lessee (collectively as “Such Persons”), and accordingly, the prohibitions or restrictions imposed on the Lessee hereunder shall also apply to Such Persons; the matters required to be performed and observed by the Lessee hereunder shall also be performed and observed by Such Persons; any willful or negligent act of Such Persons shall be deemed as the willful or negligent act of the Lessee itself, and the Lessee shall be liable to fully indemnify the Lessor against the costs, expenses and losses of third parties to be borne by the Lessor as a result thereof. Any provision hereof prohibiting the Lessee from taking or engaging in any activities shall also include the prohibition of the Lessee from approving, permitting or causing Such Persons to take or engage in such activities.

12.1.3

If the payment due date provided herein (including the deadline of the reminders delivered by the Lessor in accordance with this Contract) falls on Saturday, Sunday or other statutory holidays, the Lessor shall deliver the Lessee a payment notice ten business days in advance, and the Lessee shall pay the relevant amount by the first business day prior to the payment due date.

If the first business day prior to the payment due date falls in the preceding month to such payment due date, the Lessor shall deliver the Lessee a payment notice ten business days in advance, and the Lessee shall pay the relevant amount by the first business day following the payment due date.

Notice

12.2.1

The Lessee shall designate a contact person, which currently shall be Inge Zang, with the contact information as follows: [***]. The contact person shall complete the filing procedures for signature specimen with the Lessor or the Management Company. The delivery by the Lessor of any document to such contact person shall be deemed as the delivery to the Lessee, and any act of such contact person shall be deemed as the act of the Lessee itself. Upon any change of the Lessee’s contact person or the aforementioned information of such contact person, the Lessee shall promptly notify the Lessor in writing and undergo the procedures for changing the signature specimen. Any losses arising from the Lessee’s failure to promptly notify the Lessor shall be borne by the Lessee.

12.2.2

Any notice given by one Party to the other Party hereto, including, without limitation, any materials, documents, information or notices to be given hereunder, shall be made in writing and delivered in person, by mail postage or courier or sent by fax to the contact addresses (the Lessee’s valid addresses shall include the address first above written, the Premises and the correspondence address of its contact person) or contact person set forth in this Contract. The addresses, faxes or electronic communication methods provided herein shall also be the addresses for both Parties’ work correspondences, dispute resolution and service of legal documents of people’s courts and/or arbitration institutions, applicable to all arbitration and litigation stages, including the first instance, second instance, retrial and enforcement. The service of litigation documents (including judgments or mediation documents) of people’s courts and/or arbitration institutions to the addresses, faxes or electronic communication methods of either Party provided herein shall be deemed as validly delivered. The service to the prescribed addresses, faxes or electronic communication methods shall be deemed as delivered, the validity of which shall not be affected by the rejection of the recipient.

12.2.3

Either Party shall, upon the change of its contact address or contact person, promptly notify the other Party in writing. Any Party who fails to comply with the foregoing shall be liable for all consequences arising therefrom.

12.2.4	Except as otherwise provided herein, any material, document or notice delivered or sent to the addresses set forth herein shall be deemed as delivered on the following dates:

(1)	If delivered by person, the date of the recipient’s signature for receipt;

(2)	If sent by mail postage or courier, the third day after a postmark is affixed by the delivering postal office;

(3)	If sent by fax, the date on which such fax is sent;

(4)	If sent by email, the earlier of the date on which the email first enters the recipient’s email system, or the second day after the email is first sent by the sender.

Special Provisions

12.3	The other terms agreed upon by the Parties are set forth in Appendix 7 “Special Provisions”.

Entire Agreement

12.4

This Contract shall constitute the entire agreement between the Lessor and the Lessee regarding the matters covered herein and shall supersede all prior oral and written agreements regarding the matters provided herein.

Attorney’s Fee, Stamp Duty

12.5

The Lessor and the Lessee shall bear their respective attorney’s fees for the preparation and completion of this Contract; the PRC stamp duties and PRC registration fees (if any) in connection with this Contract and its original and duplicate copies shall be borne equally by the Lessor and the Lessee.

Supplemental Agreements

12.6.1	The Lessor and the Lessee may enter into further supplemental agreements through consultation for matters not covered herein, which shall have the same effect as this Contract.

12.6.2

The special provisions set forth in Appendix 7 hereto are the supplement and amendment made by the Parties hereto regarding the contents of the relevant provisions hereof, which have been confirmed and agreed by the Parties hereto and shall constitute an integral part hereof. In the event of any discrepancy between the Special Provisions in Appendix 7 and the main body of this Contract, the Special Provisions in Appendix 7 shall prevail.

Confidentiality

12.7

The Parties agree to keep strict confidence of the terms and contents of this Contract and not to disclose the same to any other party, except to their respective affiliates and professional consultants that are also subject to strict confidentiality obligations. Notwithstanding the foregoing, the Lessee agrees that: the Lessor’s disclosure of the terms and contents of this Contract according to laws, the requirements of governmental authorities, the requests of its potential investment or financing partners or due diligence needs shall not be subject to the foregoing provision.

Filing and Registration

12.8

After the execution of this Contract, the Parties agree to fully cooperate with each other to complete the registration formalities for this Contract with the housing management authority in Shanghai. The Lessee shall entrust the Lessor or its agent to handle the registration formalities and the cancelation formalities upon the termination of this Contract with local real estate management authorities according to laws, and the Lessee shall be responsible for providing the Lessor with all the necessary documents required for such procedures and providing necessary assistance at the Lessor’s request.

Laws

12.9	This Contract shall be governed by and construed in accordance with the laws of the People’s Republic of China.

Dispute Resolution

12.10

Any dispute shall be resolved through consultation by the Parties. If the Parties fail to resolve the dispute through consultation, either Party may initiate a lawsuit at the competent people’s court of the place where the Premises is located.

Counterparts

12.11.1

This Contract is written in Chinese. The English translation hereof (if any) shall be for reference only and not constitute a part of this Contract. The construction of this Contract shall not take reference or be affected by such English translation.

12.11.2

This Contract is executed in three counterparts, with one counterpart to be held by the Lessor, one counterpart to be held by the Lessee, and one counterpart to be filed with the competent governmental authorities.

Execution

12.12	This Contract shall become effective upon the execution by both Parties on the date first above written.

Appendices

Appendix 1

Parties to the Contract

Lessor:	Shanghai Xingqiao Real Estate Co., Ltd., with its registered address at Room 2811, 150 Hubin Road, Shanghai, China 200021.
Lessee:	Shanghai LianBio Development Co., Ltd., with its registered address at 3F, Building 1, 400 Fangchun Road, China (Shanghai) Pilot Free Trade Zone, China 201210. Tax Registration No.: [***]

Appendix 2

The Building and the Premises

Room 1601-1610 (the “Premises”), Corporate Avenue (the “Building”), No. 150 Hubin Road, Shanghai, China.

Appendix 3

Floor Plan

Appendix 4

Lease Term and Renovation Period

Lease Term: 1,232 days, from November 16, 2021 (inclusive) to March 31, 2025 (inclusive).

Renovation Period: 136 days, from November 16, 2021 (inclusive) to March 31, 2022 (inclusive).

After the execution of this Contract and the Lessor’s receipt of the full security deposit and prepayment of one month’s Rent (calculated at RMB10.86/day/m2 (floor area) * 31 days) and Management Fee plus the VAT thereof paid by the Lessee, the Lessor shall hand over the Premises to the Lessee no later than the first day of the Lease Term.

Appendix 5

Rent, Management Fee, Security Deposit, Other Fees and Payment Methods

Rent

(a)

During the Lease Term, the Lessee must pay Rents on a monthly basis, and the monthly Rent payable and the VAT thereof shall be paid on or before the 1st calendar day of each month. The Rent of the Premises shall be RMB10.86/day/m2 (excluding VAT);

The Rent shall be calculated and charged based on the floor area of the Premises.

(b)

Floor area: 2,313.46 m2 (the floor areas for each room are as follows: Room 1601 is 288.62 m2; Room 1602 is 199.34 m2; Room 1603 is 216.83 m2; Room 1604 is 214.81 m2; Room 1605 is 206.03 m2; Room 1606 is 294.74 m2; Room 1607 is 197.83 m2; Room 1608 is 265.81 m2; Room 1609 is 214.64 m2; and Room 1610 is 214.81 m2).

Fees During the Rent-Free Period

During the rent-free period, the Lessee is not required to pay any Rent, but shall pay the Management Fee and other relevant fees (if any).

Security Deposit

(a)

The security deposit is as follows and shall be paid in accordance with Chapter VIII of this Contract: RMB2,677,940.43 in aggregate, which is the sum of three months’ (where the number of days in one month is calculated by 365/12) Rents during the last year of the lease and three months’ Management Fees at the current rate, plus the VAT on the aforementioned sum calculated at the current tax rate.

(b)	The Lessee shall pay the security deposit within 7 business days after the execution of this Contract.

Management Fee

(a)	Management Fee payable per month (including use of air conditioning during normal work hours):

Calculated at RMB36.80/month/m2 (floor area) (excluding VAT)

(b)	During the renovation period, the Lessee is not required to pay any Rent, but shall pay 100% of the Management Fee.

(c)	During the Lease Term, the Lessee shall make payment on or before the 1st calendar day of each month.

(d)	The Management Fee may be adjusted in accordance with Clause 2.2 of Chapter II hereof, with the VAT to be calculated based on such adjusted Management Fee.

Parking Space Fee

(a)

During the Lease Term, the Lessor shall provide 5 free parking space to the Lessee. The lessee may use the parking space as needed after providing a written application to the Lessor or the Management Company, and the number of parking space may be adjusted according to the written confirmation of both Parties.

(b)	The management of the parking space shall be subject to the relevant rules and regulations formulated by the Management Company.

(c)

The Lessee shall pay parking space fees and the VAT thereof based on the actual number of parking space it has used and shall comply with the rules and regulations on the use of the garage. The Lessor shall have the right to adjust the fee rates for parking space on an annual basis, and the discount rates shall be adjusted accordingly if the Lessor adjusts the fee rates for parking space.

Overtime Air Conditioning Fee

Air Conditioning Service Hours:

8:00 A.M. to 8:00 P.M., Monday through Friday

(Excluding public holidays)

If the Lessee needs additional air conditioning services, the Lessee shall bear additional fees and apply to the Management Company in advance, and shall pay the overtime air conditioning fees and the VAT thereof according to the payable amounts specified in the payment notice issued pursuant to the price set forth in the Tenant Renovation Manual/Tenant Manual. The Lessor/Management Company shall have the right to adjust the rates for overtime air conditioning fees according to actual situations, and the Lessee shall pay the relevant fees and the VAT thereof according to such adjusted fee rates.

Fees during the Renovation Period (Charged by the Management Company)

(a)	Supervision fee

The Lessee or its renovation subcontractor shall hire its own supervision company and pay the supervision fees, which shall be paid according to the percentage of the contract amount of the renovation contract as mutually agreed by the Parties then.

(b)	Drawing review fee and construction coordination fee

Drawing review fees and construction coordination fees will be charged at RMB10/m2 (floor area), or at RMB2,000 if the total amount is less than RMB2,000.

(c)	Waste removal fee and other relevant fees

Workers’ Deposit:	RMB100/worker;

Cost of Workers’ Permit:	RMB10/worker;

Waste Removal Fees:	To be charged at RMB12/m2 (floor area), or at RMB2,000 if the total amount is less than RMB2,000.

(d)	Renovation Deposit

To be charged at RMB50/m2 (floor area), or at RMB20,000 if the total amount is less than RMB20,000. The Lessee shall pay such deposit no later than the commencement of the renovation work.

The renovation deposit shall be refunded to the Lessee without interest after 3 months from the date on which the Lessee has obtained the approval from the competent governmental authorities and the Management Company for the completion of the renovation of the Premises, after deducting any losses caused during the renovation period (if any).

Payment Methods

All payments to be made by the Lessee must be calculated and paid in RMB (including the Rent, Management Fee, security deposit and other fees payable) and shall be remitted to the designated account via bank transfer. The Lessor does not accept any check or commercial draft from overseas banks.

Bank Accounts (any change will be notified in writing)

(1)	Bank Account of the Lessor

Bank: [***]

Account Name: [***]

Account No.: [***]

Note: The above bank account shall be used to collect the Rent, Management Fee, utilities, overtime air conditioning fees, security deposit and other fees as notified by the Lessor.

(2)	Bank Account of the Management Company

Bank: [***]

Account Name: [***]

Account No.: [***]

Note: The above bank account shall be used to collect the relevant fees during the renovation period and other fees to be collected by the Management Company as notified by the Lessor.

Appendix 6

List of Renovation and Facilities

1.	Floor: Raised floor, no carpeting

2.	Ceiling system: The Lessor shall provide the relevant materials according to open standards for the Lessee to install pursuant to the approved renovation plans:

• Aluminum ceiling panels (Size: 1200X600; 1200X300; 600X300; 300X300)	(Material only)

• Raised floor (Size: 600X600)	(Installed)

• VAV air conditioning box	(Installed)

• Light panel with air conditioning outlet	(Material only)

• Smoke detector	(Material only)

• Sprinkler	(Installed)

• Electric sunshade roller blinds	(Installed)

• Entry door	(Installed)

Appendix 7

Special Provisions

1.	Right of Renewal

(1)

The Lessee shall, subject to its observance and performance of the provisions of this Contract, have the right to renew the lease of the Premises once for a period of three years (the “Renewed Lease Term”) upon the expiration of the Lease Term, provided that the Lessee shall deliver a written notice to the Lessor six months in advance (the “Renewal Notice”). The rent during the Renewed Lease Term shall be adjusted according to the market price of the rent at that time, and the Parties shall use their best efforts to reach an agreement on the rent during the Renewed Lease Term;

(2)

If the Parties fail to reach an agreement on the rent for the Renewed Lease Term within 2 months after a Renew Notice is delivered by the Lessee, or if the Lessee fails to give the Renew Notice on time, this Contract shall terminate upon the expiration of the Lease Term, in which case the Lessee shall be deemed to have waived its right of first lease to the Premises and shall vacate and surrender the Premises as provided herein.

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Lessor: Shanghai Xingqiao Real Estate Co., Ltd.

Authorized Representative:

Signature and Seal    /s/ Li Zhenhui

Execution Date: 2021.11.4

Lessee: Shanghai LianBio Development Co., Ltd.

Authorized Representative:

Signature and Seal:    /s/ Yizhe Wang

Execution Date: 2021.11.4

********************************************

Lease Contract for Office Building of Corporate Avenue

********************************************

between

Shanghai Xingqiao Real Estate Co., Ltd.

(the Lessor)

and

Shanghai LianBio Development Co., Ltd.

(the Lessee)

Room 1601-1610, No. 150 Hubin Road, Shanghai

Table of Contents

Chapter I	The Premises and Other Use Rights

Chapter II	Rent and Other Expenses

Chapter III	Obligations of the Lessee

Chapter IV	Obligations of the Lessor

Chapter V	Exemptions

Chapter VI	Reduction and Exemption of Rent

Chapter VII	Breach and Indemnification

Chapter VIII	Lessee’s Security Deposit

Chapter IX	Renovation

Chapter X	Insurance

Chapter XI	Special Provisions

Chapter XII	Interpretation and Miscellaneous

Appendix 1	Parties to the Contract

Appendix 2	The Building and the Premises

Appendix 3	Floor Plan

Appendix 4	Lease Term and Renovation Period

Appendix 5	Rent, Management Fee, Security Deposit, Other Fees and Payment Methods

Appendix 6	List of Renovation and Facilities

Appendix 7	Special Provisions

Signature Page